                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 ------------

                                  FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933
                                 ------------

                                Fonix Corporation
             (Exact name of registrant as specified in its charter)
                                 ------------

         Delaware                                           22-2994719
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)



                          Eagle Gate Tower, Suite 1225
                              60 East South Temple
                           Salt Lake City, Utah 84111
                                 (801) 328-8700

              (Address of Principal Executive Offices and Zip Code
                         and Telephone Number of Issuer)


           1998 Stock Option and Incentive Plan, Amended Jan. 31, 2000
                                      and
                        Consultant Compensation Contracts

                            (Full Title of the Plan)

                        --------------------------------


                     Douglas L. Rex, Chief Financial Officer
                                Fonix Corporation
                          Eagle Gate Tower, Suite 1225
                              60 East South Temple
                           Salt Lake City, Utah 84111
                                 (801) 328-8700
            (Name, address and telephone number, including area code,
                              of agent for service)

                                   Copies to:
                             Jeffrey M. Jones, Esq.
                          Durham, Jones & Pinegar, P.C.
                         50 South Main Street, Suite 800
                           Salt Lake City, Utah 84144
                                 (801) 538-2424

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                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
Title of each class                   Proposed maximum     Proposed maxi-
of securities to be   Amount to be    offering price per   mum aggregate     Amount of
registered            registered      share                offering price    registration fee(4)
------------------------------------------------------------------------------------------------
Class A Common         10,000,000(1)          $0.76          $ 7,600,000(2)
Shares, par value
$.0001 per share,
subject to stock
options, stock
awards or warrants
to be granted to
officers, directors,
employees or con-
sultants under
Revised 1998 Stock
Option Plan

Class A Common          1,000,000             $0.76              760,000 (2)
Shares, par value
$.0001 per share,
subject to stock
awards to be granted
to consultants

Class A Common            500,000             $0.31              155,000(3)
Shares, par value         500,000             $0.50              250,000(3)
$.0001 per share,
subject to stock
warrants granted
to consultants
                                                             ---------------       --------------
                                                               $ 8,765,000           $2,436.67
                                                             ===============       ==============

-----------------------------------------------------------------------------------------------

(1) This Registration Statement is being filed, in part, for the purpose of increasing the number of shares registered under the 1998 Stock Option and Incentive Plan of the Company. Pursuant to a Registration Statement on Form S-8 filed with the SEC on March 19, 1999, the Company registered 10,000,000 shares of Class A Voting Common Stock (the "Common Shares" or "Common Stock") subject to stock options, warrants, or awards granted or to be granted under the 1998 Plan. Effective January 31, 2000, the 1998 Plan was amended by action of the Board of Directors of the Company to increase the total number of shares available under the Plan from 10,000,000 to 20,000,000. Accordingly, this Registration Statement covers the additional 10,000,000 shares made available under the 1998 Plan as amended. This Registration Statement also covers an indeterminate number of Common Shares that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the Common Shares as reported on the OTC Bulletin Board on February 10, 2000 (within 5 business days prior to the date of filing the registration statement).

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the price at which the options may be exercised.

(4) $278 per $1,000,000 of aggregate offering price, pursuant to Section 6(b) of the Securities Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of this Registration Statement will be mailed or otherwise delivered to employees and consultants as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The   following   documents   filed  with  the  SEC  by  Fonix
Corporation (the "Company") are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

                  (b)      Amendment on Form 10-K/A as filed on March 17, 1999;

                  (c)      Amendment on Form 10-K/A as filed on August 11, 1999;

                  (d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

                  (e) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

                  (f) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;

                  (g)      Three Amendments on Form 10-Q/A as filed on March 17,
1999;

                  (h)      Amendment on Form 10-Q/A as filed on June 21, 1999;

                  (i)      Amendment on Form 10-Q/A as filed on August 11, 1999;

                  (j)      Amendment on Form 10-Q/A as filed on December 30,
1999;

                  (k) The Company's Current Report on Form 8-K as filed on January 7, 1999;

                  (l)      Two Amendments on Form 8-K/A as filed on June 21,
1999;

                  (m)      Amendment on Form 8-K/A as filed on November 15,
1999;

                  (n) Registration Statement on Form S-2 as filed on December 30, 1999;

                  (o) Amendment to Registration Statement on Form S-2/A as on February 10, 2000; and

                  (p) Description of the class of securities of the Company to be offered, (incorporated by reference to the Registration Statement of the Company previously filed, pursuant to which the class of Common Stock of the Company was registered under the Securities Exchange Act of 1934, as amended).

                  All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities.

                       Not applicable.

Item 5.           Interests of Named Experts and Counsel.

               The law firm of Durham, Jones & Pinegar, P.C. (the "Firm"), Salt Lake City, Utah, counsel to the Company, has rendered an opinion attached as an exhibit hereto with respect to the legality of the shares of Common Stock to be registered herein. This Registration Statement includes the registration of up to 250,000 shares of Common Stock subject to unexercised warrants granted by the Company to the Firm, exercisable at $0.31 per share.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of Delaware, together with Article VII, Section 7, of the Bylaws of the Company, provide for indemnification of the Company's directors, officers, employees, fiduciaries or agents, subject to the Company's determination in each instance that indemnification is in accordance with the standards set forth in the General Corporation Law and in the Bylaws. The Company may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the Company against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the Company would have power to indemnify him or her against the same liability under the provisions of the Bylaws. See Article VII, Section 7 of the Company's Bylaws, which is incorporated herein by reference and which qualifies the foregoing summary statement.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

4(a)  --          1998 Stock Option and Incentive Plan of Fonix  Corporation,
                  as amended January 31, 2000 (the "Revised 1998 Plan")(filed herewith).

4(b)  --          Form of  Consulting  Agreement  between  the  Company  and
                  certain   consultants  to  the  Company,   pursuant  to  which
                  consultants  receive Common Stock and/or  warrants to purchase
                  Common Stock of the Company (filed herewith).

4(c)  --          Form of Option  Agreement  between  the Company and certain employees of the Company (incorporated by reference to Exhibit
                  4(c) of the Company's Registration Statement on Form S-8 filed on May 19, 1999).

5     --          Opinion of Durham, Jones & Pinegar, P.C. regarding validity of
                  Common Stock issuable pursuant to the Revised 1998 Plan.

23(a) --         Consent of Arthur Andersen LLP.

23(b) --         Consent of Deloitte & Touche LLP.

23(c) --         Consent of Pritchett, Siler & Hardy, P.C.

23(d) --         Consent of Durham, Jones & Pinegar, P.C. (included in the
                  opinion filed as Exhibit 5 to this Registration Statement).

Item 9.           Undertakings.

(a)               The undersigned Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification  for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on February 15, 2000.

                                    FONIX CORPORATION


                                    By  /s/
                                       --------------------------------
                                       Douglas L. Rex
                                       Chief Financial Officer




                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas L. Rex, his attorney-in-fact, with the power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

      Signature                        Title                       Date

  /s/                               CEO, President,            February 15, 2000
------------------------            Chairman and Director               --
Thomas A. Murdock                   (Principal Executive
                                    Officer)


  /s/                               Executive Vice President   February 15, 2000
------------------------            and Director                        --
Roger D. Dudley


  /s/                               Director                   February 15, 2000
------------------------                                                --
Mark S. Tanner

  /s/                               Director                   February 15, 2000
-------------------------                                               --
William A. Maasberg, Jr.


  /s/                               Director                   February 15, 2000
-------------------------                                               --
John A. Oberteuffer, Ph.D.


  /s/                               Chief Financial            February 15, 2000
-------------------------           Officer (principal                  --
Douglas L. Rex                      financial officer)

                                 EXHIBIT INDEX

Exhibits

4(a)  --          1998 Stock Option and Incentive Plan of Fonix  Corporation,
                  as amended January 31, 2000 (the "Revised 1998 Plan")(filed herewith).

4(b)  --          Form of  Consulting  Agreement  between  the  Company  and
                  certain   consultants  to  the  Company,   pursuant  to  which
                  consultants  receive Common Stock and/or  warrants to purchase
                  Common Stock of the Company (filed herewith).

4(c)  --          Form of Option  Agreement  between  the Company and certain employees of the Company (incorporated by reference to Exhibit
                  4(c) of the Company's Registration Statement on Form S-8 filed on May 19, 1999).

5     --         Opinion of Durham, Jones & Pinegar, P.C. regarding
                  validity of Common Stock issuable pursuant to the Revised 1998 Plan.

23(a) --         Consent of Arthur Andersen LLP.

23(b) --         Consent of Deloitte & Touche LLP.

23(c) --         Consent of Pritchett, Siler & Hardy, P.C.

23(d) --         Consent of Durham, Jones & Pinegar, P.C. (included in the
                  opinion filed as Exhibit 5 to this Registration Statement).